CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Court Street Trust: Spartan Municipal Income Fund, of our report dated January 15, 1998 on the financial statements and financial highlights included in the November 30, 1997 Annual Report to Shareholders of Fidelity Court Street Trust: Spartan Municipal Income Fund.
We also consent to the incorporation by reference in the Registration Statement, of our report dated February 12, 1998 on the financial statements and financial highlights included in the December 31, 1997 Annual Reports to Shareholders of Fidelity Municipal Trust: Spartan Aggressive Municipal Fund and Spartan Insured Municipal Income Fund. We further consent to the references to our Firm under the headings "Experts" and "Financial Highlights" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information for Fidelity Court Street Trust: Spartan Municipal Income Fund and Fidelity Municipal Trust: Spartan Aggressive Municipal Fund and Spartan Insured Municipal Income Fund, which are also incorporated by reference into the Proxy/Prospectus.
/s/ COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
March 27, 1998